UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2012

_______________________________

ALL ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

_______________________________

Delaware	000-29417	62-1581902
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6165 N.W. 86th Street, Johnston, Iowa 50131
(Address of Principal Executive Offices) (Zip Code)

(515)331-6509
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

All Energy Corporation

Item 8.01 Other Events.

On December 14, 2012, All Energy Corporation published the Letter to Shareholders reproduced below:

Letter to the All Energy Corporation Shareholders

December 14, 2012

All Energy Corporation (“All Energy”) has rebranded and shifted its focus in 2012 to oil production. All Energy is now actively producing oil at the its All Energy-Bell lease in Taylor County, Texas. This production was brought on line when our first well rework was completed October 2012. Production is expected to continue at a rate of be 2,900 barrels annually. We expect to enter the next phase on the Bell lease project through adding more production by reworking well Bell #2 and drilling a third wellBell #3 on the Bell lease. We are currently in the process of raising capital to complete the added production at AllEnergy-Bell, LLC.

All Energy entered into a contract to acquire an additional oil lease of 102 acres near the Bell lease. We anticipate that we will to complete funding and begin drilling of this these projects in Q1 2013.

Following these initial projects, All Energy intends to move forward with an aggressive acquisition program. We will continue to evaluate additional acquisition opportunities that meet the criteria of the All Energy business plan throughout 2013.

Our mission at All Energy is to increase the value and liquidity of our common stock, build the wealth of our investors and work toward energy independence for the United States. To fulfill our mission, we will acquire and responsibly develop properties that are defined by our business and operations strategy. Through this process, we not only do our part to reach for the energy independence of the United States, but also substantially increase the fundamental value of the company and the market value of our stock.

All Energy searches for properties with proven undeveloped or under-developed reserves that big oil finds too small to be economical for their operation. These projects are economically exciting to All Energy and not likely to be strategic to major exploration oil companies. This strategy provides All Energy with the assets to develop and produce without the staggering risk, cost and time involved in traditional exploration. Our goal is to rework wells that have significant reserves that were shut down by big oil when prices were at less than $20 per barrel.

Our business is performing with excellent cash flow from well reworks. We operate very efficiently with low overhead, and expect that additional production will add economies of scale. We look forward to executing our business plan by adding more oil production in 2013.

Thank you for your continued support.

Dean Sukowatey

President, CEO

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

Date: December 14, 2012	All Energy Corporation
	By	/s/ Dean E Sukowatey
Name: Dean E. Sukowatey Title: President